EXHIBIT A

                            AGREEMENT OF JOINT FILING

         In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13G, and any amendments thereto, with respect to the Common Stock, par value $0.001 per share, of E-Loan, Inc. and that this agreement be included as an Exhibit to such filing.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of February 14, 2000.


                              SOFTBANK AMERICA INC.


                               By:  /s/ Ronald D. Fisher
                                    -----------------------------
                                    Ronald D. Fisher
                                    Vice Chairman


                             SOFTBANK HOLDINGS INC.


                               By:   /s/ Stephen A. Grant
                                    -----------------------------
                                    Stephen A. Grant, Attorney-in-Fact


                              SOFTBANK CORPORATION


                               By:   /s/ Stephen A. Grant
                                    -----------------------------
                                    Stephen A. Grant, Attorney-in-Fact


                                  MASAYOSHI SON


                               By:   /s/ Stephen A. Grant
                                    -----------------------------
                                    Stephen A. Grant, Attorney-in-Fact